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                                                                  EXHIBIT 23.4.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this registration statement of Cabot Industrial Trust on Form S-11 of our report dated October 6, 1997 on our audits of the historical cost basis combined financial statements of Knickerbocker Proper-ties, Inc. II as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                       Coopers & Lybrand L.L.P.

Atlanta, Georgia
October 20, 1997